                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS THIRD QUARTER 2023 RESULTS

HOUSTON, November 6, 2023 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended September 30, 2023.

•Net Income of $171.4 million, or $2.79 per diluted share
•Adjusted Net Income of $193.5 million, or $3.15 per diluted share
•Record Adjusted EBITDA of $255.7 million

Par Pacific reported net income of $171.4 million, or $2.79 per diluted share, for the quarter ended September 30, 2023, compared to $267.4 million, or $4.47 per diluted share, for the same quarter in 2022. Third quarter 2023 Adjusted Net Income was $193.5 million, compared to $172.0 million in the third quarter of 2022. Third quarter 2023 Adjusted EBITDA was $255.7 million, compared to $214.1 million in the third quarter of 2022. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“We are pleased to report exceptional financial results during the third quarter, driven by outstanding performance from our businesses, including the accretive Billings acquisition,” said William Pate, Chief Executive Officer. “Strong earnings drove significant free cash flow generation, allowing us to repurchase $27 million of common stock this quarter while reducing debt and increasing liquidity.”
Refining
The Refining segment reported operating income of $194.8 million in the third quarter of 2023, compared to $266.1 million in the third quarter of 2022. Adjusted Gross Margin for the Refining segment was $350.6 million in the third quarter of 2023, compared to $250.8 million in the third quarter of 2022.

Refining segment Adjusted EBITDA was $233.6 million in the third quarter of 2023, compared to $187.8 million in the third quarter of 2022.

Hawaii
The 3-1-2 Singapore Crack Spread was $23.39 per barrel in the third quarter of 2023, compared to $26.43 per barrel in the third quarter of 2022. Throughput in the third quarter of 2023 was 82 thousand barrels per day (Mbpd), compared to 80 Mbpd for the same quarter in 2022. Production costs were $4.50 per throughput barrel in the third quarter of 2023, compared to $5.14 per throughput barrel in the same period of 2022.

The Hawaii refinery’s Adjusted Gross Margin was $13.47 per barrel during the third quarter of 2023, including a net price lag impact of approximately $(22.3) million, or $(2.95) per barrel, compared to $19.49 per barrel during the third quarter of 2022.

Montana
The RVO Adjusted USGC 3-2-1 Index averaged $29.65 per barrel in the third quarter of 2023. The Montana refinery’s throughput in the third quarter of 2023 was 55.4 Mbpd and production costs were $10.83 per throughput barrel.

The Montana refinery’s Adjusted Gross Margin was $26.49 per barrel during the third quarter of 2023.

Washington
The RVO Adjusted Pacific Northwest 3-1-1-1 Index averaged $35.00 per barrel in the third quarter of 2023, compared to $40.58 per barrel in the third quarter of 2022. The Washington refinery’s throughput was 41 Mbpd in the third quarter of 2023, compared to 40 Mbpd in the third quarter of 2022. Production costs were $3.77 per throughput barrel in the third quarter of 2023, compared to $3.43 per throughput barrel in the same period of 2022.

The Washington refinery’s Adjusted Gross Margin was $12.30 per barrel during the third quarter of 2023, compared to $19.97 per barrel during the third quarter of 2022.

Wyoming
The RVO Adjusted USGC 3-2-1 Index averaged $29.65 per barrel in the third quarter of 2023, compared to $29.01 per barrel in the third quarter of 2022. The Wyoming refinery’s throughput was 19 Mbpd in the third quarter of 2023, compared to 18 Mbpd in the third quarter of 2022. Production costs were $6.46 per throughput barrel in the third quarter of 2023, compared to $6.63 per throughput barrel in the same period of 2022.

The Wyoming refinery's Adjusted Gross Margin was $37.01 per barrel during the third quarter of 2023, including a FIFO impact of approximately $12.5 million, or $6.95 per barrel, compared to $19.39 per barrel during the third quarter of 2022.

Retail
The Retail segment reported operating income of $13.3 million in the third quarter of 2023, compared to $17.3 million in the third quarter of 2022. Adjusted Gross Margin for the Retail segment was $38.2 million in the third quarter of 2023, compared to $41.8 million in the same quarter of 2022.

Retail segment Adjusted EBITDA was $16.7 million in the third quarter of 2023, compared to $20.2 million in the third quarter of 2022. The Retail segment reported sales volumes of 31.1 million gallons in the third quarter of 2023, compared to 27.8 million gallons in the same quarter of 2022. Third quarter 2023 same store sales fuel volumes and merchandise revenue increased by 8.6% and 6.5%, respectively, compared to the third quarter of 2022.

Logistics
The Logistics segment reported operating income of $20.7 million in the third quarter of 2023, compared to $17.6 million in the third quarter of 2022. Adjusted Gross Margin for the Logistics segment was $35.3 million in the third quarter of 2023, compared to $26.2 million in the same quarter of 2022.

Logistics segment Adjusted EBITDA was $29.1 million in the third quarter of 2023, compared to $22.5 million in the third quarter of 2022.

Liquidity
Net cash provided by operations totaled $269.2 million for the three months ended September 30, 2023, compared to $341.4 million for the three months ended September 30, 2022. Net cash used in investing activities totaled $(5.7) million for the three months ended September 30, 2023, including $(23.0) million in capital expenditures, compared to $(8.7) million for the three months ended September 30, 2022. Net cash used in financing activities totaled $(92.9) million for the three months ended September 30, 2023, compared to $(109.8) million for the three months ended September 30, 2022.

At September 30, 2023, Par Pacific’s cash balance totaled $347.1 million, gross debt was $552.2 million, and total liquidity was $778.2 million. Net debt was $205.0 million at September 30, 2023. The Company repurchased $27.3 million of common stock during the third quarter of 2023. In conjunction with the termination of the Washington intermediation agreement in October of 2023, the Company upsized its ABL from $600 million to $900 million, which is expected to result in annual savings in funding costs of approximately $6 million.

Conference Call Information
A conference call is scheduled for Tuesday, November 7, 2023 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until November 21, 2023 and may be accessed by calling 1-877-344-7529 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 8672030.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 124,000 bpd of combined refining capacity across three locations and an extensive energy infrastructure network, including 7.6 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the “nomnom” convenience store chain and supplies ExxonMobil-branded fuel retail stations in the region. Par Pacific owns and operates one of the largest energy infrastructure networks in Hawaii with 94,000 bpd of operating refining capacity, a logistics system supplying the major islands of the state and Hele-branded retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of

Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and on-island sales; the anticipated synergies and other benefits of the Billings refinery and associated marketing and logistics assets (“Billings Acquisition”), including renewable growth opportunities, the anticipated financial and operating results of the Billings Acquisition and the effect on Par Pacific's cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income and Free Cash Flow per share), and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the conflict between Russia and Ukraine and its potential impacts on global crude oil markets and our business; operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel
Director, Investor Relations
(832) 916-3355
apatel@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$2,579,308	$2,056,285	$6,048,444	$5,512,910
Operating expenses
Cost of revenues (excluding depreciation)	2,174,385	1,642,626	5,038,211	4,801,800
Operating expense (excluding depreciation)	145,183	85,513	330,146	246,394
Depreciation and amortization	35,311	25,125	87,887	74,488
Gain on sale of assets, net	—	(185)	—	(170)
General and administrative expense (excluding depreciation)	23,694	16,219	66,148	47,550
Equity earnings from refining and logistics investments	(3,934)	—	(4,359)	—
Acquisition and integration costs	4,669	—	17,213	63
Par West redevelopment and other costs	3,127	2,816	8,490	5,681
Total operating expenses	2,382,435	1,772,114	5,543,736	5,175,806
Operating income	196,873	284,171	504,708	337,104
Other income (expense)
Interest expense and financing costs, net	(20,815)	(16,852)	(51,974)	(51,400)
Debt extinguishment and commitment costs	—	343	(17,682)	(5,329)
Other income (loss), net	(43)	(198)	301	(149)
Equity earnings from Laramie Energy, LLC	—	—	10,706	—
Total other expense, net	(20,858)	(16,707)	(58,649)	(56,878)
Income before income taxes	176,015	267,464	446,059	280,226
Income tax expense	(4,600)	(68)	(6,741)	(756)
Net income	$171,415	$267,396	$439,318	$279,470

Weighted-average shares outstanding
Basic	60,223	59,535	60,241	59,481
Diluted	61,404	59,831	61,144	59,710

Income per share
Basic	$2.85	$4.49	$7.29	$4.70
Diluted	$2.79	$4.47	$7.18	$4.68
Balance Sheet Data
(Unaudited)
(in thousands)

	September 30, 2023	December 31, 2022
Balance Sheet Data
Cash and cash equivalents	$347,105	$490,925
Debt, including current portion	536,940	505,532
Total stockholders’ equity	1,071,259	644,537

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total Refining Segment
Feedstocks throughput (Mbpd) (1)	198.2	138.5	164.6	132.8
Refined product sales volume (Mbpd) (1)	217.3	149.3	178.7	138.5

Hawaii Refinery
Feedstocks throughput (Mbpd)	82.3	79.7	80.9	82.2

Yield (% of total throughput)
Gasoline and gasoline blendstocks	26.5%	28.1%	26.7%	25.4%
Distillates	42.1%	39.3%	40.8%	39.5%
Fuel oils	26.5%	30.1%	28.0%	31.1%
Other products	2.1%	(0.9)%	1.5%	0.6%
Total yield	97.2%	96.6%	97.0%	96.6%

Refined product sales volume (Mbpd)	90.0	86.6	89.2	81.6

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$13.47	$19.49	$14.74	$13.92
Production costs per bbl ($/throughput bbl) (3)	4.50	5.14	4.46	4.67
D&A per bbl ($/throughput bbl)	0.65	0.68	0.68	0.66

Montana Refinery
Feedstocks Throughput (Mbpd) (1)	55.4	—	57.1	—

Yield (% of total throughput)
Gasoline and gasoline blendstocks	50.5%	—%	49.6%	—%
Distillates	27.7%	—%	28.2%	—%
Asphalt	14.7%	—%	14.4%	—%
Other products	3.4%	—%	3.5%	—%
Total yield	96.3%	—%	95.7%	—%

Refined product sales volume (Mbpd) (1)	63.5	—	62.5	—

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$26.49	$—	$27.74	$—
Production costs per bbl ($/throughput bbl) (3)	10.83	—	10.10	—
D&A per bbl ($/throughput bbl)	1.63	—	1.69	—

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Washington Refinery
Feedstocks throughput (Mbpd)	41.0	40.5	40.5	33.8

Yield (% of total throughput)
Gasoline and gasoline blendstocks	22.8%	24.2%	23.4%	24.4%
Distillate	34.6%	34.1%	34.6%	34.1%
Asphalt	20.1%	20.2%	19.4%	19.9%
Other products	18.8%	18.4%	18.8%	18.5%
Total yield	96.3%	96.9%	96.2%	96.9%

Refined product sales volume (Mbpd)	44.2	45.3	43.3	39.9

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$12.30	$19.97	$9.91	$16.51
Production costs per bbl ($/throughput bbl) (3)	3.77	3.43	4.00	4.19
D&A per bbl ($/throughput bbl)	1.79	2.02	1.81	2.28

Wyoming Refinery
Feedstocks throughput (Mbpd)	19.5	18.3	17.7	16.8

Yield (% of total throughput)
Gasoline and gasoline blendstocks	46.7%	48.3%	46.0%	48.8%
Distillate	47.1%	43.9%	47.3%	43.6%
Fuel oils	2.5%	3.0%	2.5%	2.5%
Other products	1.7%	2.5%	1.7%	2.5%
Total yield	98.0%	97.7%	97.5%	97.4%

Refined product sales volume (Mbpd)	19.6	17.4	18.3	17.0

Adjusted Gross Margin per bbl ($/throughput bbl) (2)	$37.01	$19.39	$28.88	$29.20
Production costs per bbl ($/throughput bbl) (3)	6.46	6.63	7.34	7.14
D&A per bbl ($/throughput bbl)	2.41	2.40	2.69	2.82

Market Indices ($ per barrel)
3-1-2 Singapore Crack Spread (4)	$23.39	$26.43	$19.45	$26.52
RVO Adj. Pacific Northwest 3-1-1-1 Index (5)	35.00	40.58	28.51	36.89
RVO Adj. USGC 3-2-1 Index (6)	29.65	29.01	25.96	29.87

Crude Oil Prices ($ per barrel)
Brent	$85.92	$97.70	$81.93	$102.53
WTI	82.22	91.43	77.28	98.31
ANS (7)	87.95	98.84	81.77	102.39
Bakken Clearbrook (7)	83.58	94.37	79.38	100.00
WCS Hardisty (7)	65.42	69.02	60.75	79.68
Brent M1-M3	1.27	3.94	0.74	4.10

Retail Segment
Retail sales volumes (thousands of gallons)	31,137	27,829	87,710	78,599
________________________________________
(1)Feedstocks throughput and sales volumes per day for the Montana refinery for the three and nine months ended September 30, 2023, are calculated based on the 92-day and 122-day periods for which we owned the Montana refinery in 2023, respectively. As such, the amounts for the total refining segment represent the sum of the Hawaii, Washington, and Wyoming refineries’ throughput or sales volumes averaged over the three and nine months ended September 30, 2023, plus the Montana refinery’s throughput or sales volumes averaged over the periods from July 1, 2023 to September 30, 2023 and June 1, 2023 to September 30, 2023, respectively. The 2022 amounts for the total refining segment represent the sum of the Hawaii, Washington, and Wyoming refineries’ throughput or sales volumes averaged over the three and nine months ended September 30, 2022.
(2)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method. Please read discussion of Adjusted Gross Margin below.
(3)Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries including personnel costs, repair and maintenance costs, insurance, utilities, and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our consolidated statement of operations, which also includes costs related to our bulk marketing operations.
(4)We believe the 3-1-2 Singapore Crack Spread (or three barrels of Brent crude oil converted into one barrel of gasoline and two barrels of distillates (diesel and jet fuel)) is the most representative market indicator for our operations in Hawaii.
(5)We believe the RVO Adjusted Pacific Northwest 3-1-1-1 (or three barrels of WTI crude oil converted into one barrel of Pacific Northwest gasoline, one barrel of Pacific Northwest ULSD and one barrel of USGC VGO, less 100% of the RVO cost for gasoline and ULSD) is the most representative market indicator for our operations in Washington with improved historical correlations to our reported adjusted gross margin compared to prior reported indices.
(6)We believe the RVO Adjusted USGC 3-2-1 (or three barrels of WTI crude oil converted into two barrels of USGC gasoline and one barrel of USGC ULSD, less 100% of the RVO cost) is the most representative market indicator for our operations in Montana and Wyoming with improved historical correlations to our reported adjusted gross margin compared to prior reported indices.
(7)Crude pricing has been updated to reflect simple averages of outright prices during the relevant period.
Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Management uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) and Adjusted EBITDA (as defined below) are useful supplemental financial measures that allow investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. We believe Adjusted EBITDA by segment (as defined below) is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.
Beginning with financial results reported for periods in fiscal year 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA also exclude the mark-to-market losses (gains) associated with our net obligation related to the Washington Climate Commitment Act and Clean Fuel Standard effective beginning in 2023. These modifications were made to better reflect our operating performance and to improve comparability between periods.

Beginning with financial results reported for periods in fiscal year 2023, Adjusted Net Income (loss) and Adjusted EBITDA also exclude the redevelopment and other costs for our Par West facility, which was shut down in 2020. This modification improves comparability between periods by excluding expenses incurred in connection with the strategic redevelopment of this non-operating facility. We have recast Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA for prior periods when reported to conform to the modified presentation.

Beginning with financial results report for the second quarter of 2023, Adjusted Gross Margin, Adjusted Net Income (Loss), and Adjusted EBITDA also exclude our portion of interest, taxes, and depreciation expense from our refining and logistics investments.
Adjusted Gross Margin
Adjusted Gross Margin is defined as operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	impairment expense;
•	loss (gain) on sale of assets, net;
•	Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);
•	LIFO layer liquidation impacts associated with our Washington inventory;
•	Environmental obligation mark-to-market adjustments (which represents the income statement effect of reflecting our Renewable Identification Numbers (“RINs”) liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability; beginning with the first quarter of 2023, this also includes our mark-to-market losses (gains) associated with our net obligation associated with the Washington Climate Commitment Act and Clean Fuel Standard);
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended September 30, 2023	Refining	Logistics	Retail
Operating income	$194,847	$20,736	$13,315
Operating expense (excluding depreciation)	116,949	6,135	22,099
Depreciation and amortization	24,278	7,708	2,766
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	821	698	—
Inventory valuation adjustment	72,823	—	—
Environmental obligation mark-to-market adjustments	(50,153)	—	—
Unrealized gain on derivatives	(8,995)	—	—
Adjusted Gross Margin (1) (2)	$350,570	$35,277	$38,180

Three months ended September 30, 2022	Refining	Logistics	Retail
Operating income	$266,091	$17,625	$17,320
Operating expense (excluding depreciation)	60,233	3,710	21,570
Depreciation and amortization	16,542	5,059	2,865
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	—	—	—
Loss (gain) on sale of assets, net	—	(241)	56
Inventory valuation adjustment	(91,135)	—	—
Environmental obligation mark-to-market adjustments	(6,731)	—	—
Unrealized loss on derivatives	3,004	—	—
Par West redevelopment and other costs	2,816	—	—
Adjusted Gross Margin (1)	$250,820	$26,153	$41,811

Nine Months Ended September 30, 2023	Refining	Logistics	Retail
Operating income	$502,123	$54,035	$42,009
Operating expense (excluding depreciation)	252,802	13,178	64,166
Depreciation and amortization	59,827	17,801	8,577
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	821	905	—
Inventory valuation adjustment	126,799	—	—
Environmental obligation mark-to-market adjustments	(174,111)	—	—
Unrealized gain on derivatives	(487)	—	—
Adjusted Gross Margin (1) (2)	$767,774	$85,919	$114,752

Nine Months Ended September 30, 2022	Refining	Logistics	Retail
Operating income	$316,564	$43,375	$26,890
Operating expense (excluding depreciation)	174,769	11,280	60,345
Depreciation and amortization	48,854	15,357	8,156
Par’s portion of interest, taxes, and depreciation expense from refining and logistics investments	—	—	—
Loss (gain) on sale of assets, net	—	(253)	56
Inventory valuation adjustment	(18,039)	—	—
Environmental obligation mark-to-market adjustments	83,119	—	—
Unrealized gain on derivatives	(10,151)	—	—
Par West redevelopment and other costs	5,681	—	—
Adjusted Gross Margin (1)	$600,797	$69,759	$95,447
________________________________________
(1)There was no LIFO liquidation adjustment or impairment expense for the three and nine months ended September 30, 2023 and 2022.
(2)There was no (gain) loss on sale of assets for the three and nine months ended September 30, 2023.

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as Net income (loss) excluding:

•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);
•	the LIFO layer liquidation impacts associated with our Washington inventory;
•	Environmental obligation mark-to-market adjustments (which represents the income statement effect of reflecting our Renewable Identification Numbers (“RINs”) liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability; beginning with the first quarter of 2023, this also includes our mark-to-market losses (gains) associated with our net obligation associated with the Washington Climate Commitment Act and Clean Fuel Standard);
•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs;
•	(gain) loss on sale of assets;

•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy and our share of Laramie Energy’s asset impairment losses in excess of our basis difference; and
•	Par’s share of Laramie Energy’s unrealized loss (gain) on derivatives.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding:

•	D&A;
•	interest expense and financing costs;
•	equity losses (earnings) from Laramie Energy excluding Par’s share of unrealized loss (gain) on derivatives, impairment of Par’s investment, and our share of Laramie Energy’s asset impairment losses in excess of our basis difference;
•	Par's portion of interest, taxes, and depreciation expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.
The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$171,415	$267,396	$439,318	$279,470
Inventory valuation adjustment	72,823	(91,135)	126,799	(18,039)
Environmental obligation mark-to-market adjustments	(50,153)	(6,731)	(174,111)	83,119
Unrealized loss (gain) on derivatives	(8,995)	3,004	(487)	(10,151)
Acquisition and integration costs	4,669	—	17,213	63
Par West redevelopment and other costs	3,127	—	8,490	—
Debt extinguishment and commitment costs	—	(343)	17,682	5,329
Severance costs	615	9	1,685	2,272
Gain on sale of assets, net	—	(185)	—	(170)
Adjusted Net Income	193,501	172,015	436,589	341,893
Depreciation and amortization	35,311	25,125	87,887	74,488
Interest expense and financing costs, net	20,815	16,852	51,974	51,400
Equity losses (earnings) from Laramie Energy, LLC, excluding Par’s share of unrealized loss (gain) on derivatives and impairment losses	—	—	(10,706)	—
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	1,519	—	1,726	—
Income tax expense	4,600	68	6,741	756
Adjusted EBITDA (1)	$255,746	$214,060	$574,211	$468,537
___________________________________
(1)For the three and nine months ended September 30, 2023 and 2022, there was no LIFO liquidation adjustment, change in value of contingent consideration, change in valuation allowance and other deferred tax items, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, our share of Laramie Energy’s asset impairment losses in excess of our basis difference, or our share of Laramie Energy’s unrealized loss (gain) on derivatives.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted Net Income	$193,501	$172,015	$436,589	$341,893
Plus: effect of convertible securities	—	—	—	—
Numerator for diluted income per common share	$193,501	$172,015	$436,589	$341,893

Basic weighted-average common stock shares outstanding	60,223	59,535	60,241	59,481
Add dilutive effects of common stock equivalents	1,181	296	903	229
Diluted weighted-average common stock shares outstanding	61,404	59,831	61,144	59,710

Basic Adjusted Net Income per common share	$3.21	$2.89	$7.25	$5.75
Diluted Adjusted Net Income per common share	$3.15	$2.88	$7.14	$5.73

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, contango (gains) and backwardation losses associated with our Washington inventory and intermediation obligation, and purchase price allocation adjustments);
•	the LIFO layer liquidation impacts associated with our Washington inventory;
•	Environmental obligation mark-to-market adjustments (which represents the income statement effect of reflecting our Renewable Identification Numbers (“RINs”) liability on a net basis; this adjustment also includes the mark-to-market losses (gains) associated with our net RINs liability; beginning with the first quarter of 2023, this also includes our mark-to-market losses (gains) associated with our net obligation associated with the Washington Climate Commitment Act and Clean Fuel Standard);
•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs;
•	(gain) loss on sale of assets;
•	impairment expense; and
•	Par's portion of interest, taxes, and depreciation expense from refining and logistics investments
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended September 30, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$194,847	$20,736	$13,315	$(32,025)
Depreciation and amortization	24,278	7,708	2,766	559
Inventory valuation adjustment	72,823	—	—	—
Environmental obligation mark-to-market adjustments	(50,153)	—	—	—
Unrealized gain on derivatives	(8,995)	—	—	—
Acquisition and integration costs	—	—	—	4,669
Par West redevelopment and other costs	—	—	—	3,127
Severance costs	—	—	580	35
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	821	698	—	—
Other loss, net	—	—	—	(43)
Adjusted EBITDA (1)	$233,621	$29,142	$16,661	$(23,678)

	Three Months Ended September 30, 2022
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$266,091	$17,625	$17,320	$(16,865)
Depreciation and amortization	16,542	5,059	2,865	659
Inventory valuation adjustment	(91,135)	—	—	—
Environmental obligation mark-to-market adjustments	(6,731)	—	—	—
Unrealized loss on derivatives	3,004	—	—	—
Severance costs	—	9	—	—
Loss (gain) on sale of assets, net	—	(241)	56	—
Other loss, net	—	—	—	(198)
Adjusted EBITDA (1)	$187,771	$22,452	$20,241	$(16,404)

	Nine Months Ended September 30, 2023
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$502,123	$54,035	$42,009	$(93,459)
Depreciation and amortization	59,827	17,801	8,577	1,682
Inventory valuation adjustment	126,799	—	—	—
Environmental obligation mark-to-market adjustments	(174,111)	—	—	—
Unrealized gain on derivatives	(487)	—	—	—
Acquisition and integration costs	—	—	—	17,213
Severance costs	—	—	580	1,105
Par West redevelopment and other costs	—	—	—	8,490
Par's portion of interest, taxes, and depreciation expense from refining and logistics investments	821	905	—	—
Other income, net	—	—	—	301
Adjusted EBITDA (1)	$514,972	$72,741	$51,166	$(64,668)

	Nine Months Ended September 30, 2022
	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$316,564	$43,375	$26,890	$(49,725)
Depreciation and amortization	48,854	15,357	8,156	2,121
Inventory valuation adjustment	(18,039)	—	—	—
Environmental obligation mark-to-market adjustments	83,119	—	—	—
Unrealized gain on derivatives	(10,151)	—	—	—
Acquisition and integration costs	—	—	—	63
Severance costs	40	13	22	2,197
Loss (gain) on sale of assets, net	—	(253)	56	27
Other loss, net	—	—	—	(149)
Adjusted EBITDA (1)	$420,387	$58,492	$35,124	$(45,466)
________________________________________
(1)For the three and nine months ended September 30, 2023 and 2022, there was no LIFO liquidation adjustment, impairment expense, or gain on curtailment of pension obligation. For the three and nine months ended September 30, 2023, there was no (gain) loss on sale of assets. For the three months ended September 30, 2022, there was no acquisition and integration costs. For the three and nine months ended September 30, 2022, there was no Par West redevelopment and other costs or Par's portion of interest, taxes, and depreciation expense from refining and logistics investments.
Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative loss (gain), loss (gain) on settled derivative instruments, interest expense, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, exploration and geological and geographical expense, bonus accrual, equity-based compensation expense, loss (gain) on disposal of assets, phantom units, and expired acreage (non-cash). We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(3,479)	$(5,187)	$54,048	$(37,704)
Commodity derivative income (loss)	1,889	31,085	(32,951)	104,285
Loss (gain) on settled derivative instruments	2,775	(13,717)	(1,433)	(33,529)
Interest expense and loan fees	5,783	3,364	14,742	11,235
Gain on extinguishment of debt	(3,454)	—	6,644	—
Non-cash preferred dividend	—	2,782	2,910	7,508
Depreciation, depletion, amortization, and accretion	9,248	7,189	22,465	19,325
Phantom units	2,425	—	3,171	—
Loss (gain) on sale of assets, net	239	(14)	307	710
Expired acreage (non-cash)	—	259	112	307
Total Adjusted EBITDAX	$15,426	$25,761	$70,015	$72,137